EXHIBIT 23.2


                Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the
Intergraph Corporation 1997 Stock Option Plan of our report dated February 1, 1999, with respect to the consolidated financial statements of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP

Birmingham, Alabama
May 24, 1999